UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2024

BUNKER HILL MINING CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-150028	32-0196442
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

82 Richmond Street East, Toronto, Ontario, Canada M5C 1P1

(Address of Principal Executive Offices) (Zip Code)

416-477-7771

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 13, 2024, Bunker Hill Mining Corp. (the “Company”) issued a news release regarding an updated timeline and capital requirements for the Bunker Hill Mine restart project. A copy of the news release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

The information set forth in this Item 7.01, including the information set forth in Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On December 13, 2024, the Company announced that the Bunker Hill Mine restart project has undergone a strategic review, resulting in an updated timeline and capital requirements. Pursuant to this review, the Company forecasts a total restart expenditure (excluding working capital) of $103 million, up from the previously forecasted $67 million and the $56 million in the 2022 Pre-Feasibility Study (the “PFS”), with the restart project anticipated to be delayed by up to four months. Due to input cost inflationary pressures, scope changes since the PFS, an unplanned contractor change, and certain mitigating actions, the review determined that the project restart would be delayed until at least the second quarter of 2025 and that the total project expenditure (including working capital) is expected to increase by approximately $50 million.

To provide sufficient project financing for the ongoing development of the Bunker Hill Mine, the Company intends to draw down in tranches on the $21 million standby facility (the “Standby Facility”) provided by Sprott Private Resource Streaming and Royalty Corp. and finalize the ongoing discussions with its strategic partners for potential offtake or similar financing for an additional $30 million. The first tranche under the Standby Facility is expected to provide $5 million in working capital for the Company. The ongoing negotiations with various financing partners to secure a $30 million financing package are expected to be concluded by the end of January 2025. Concurrently, the Company will continue to advance the process required to unlock the $150 million facility from the Export–Import Bank of the United States by the end of 2025, which the Company would utilize to refinance the Company’s existing debt and increase the mine’s expected production capacity to 2,500 tons per day. Even with the Company’s plans to secure the necessary financing for the project restart pursuant to the updated forecast, there is no certainty that the Company will be able to raise the funds required to complete the necessary development work needed to restart operations and advance the ongoing mine plan adjustments. While the Company anticipates operations to commence in the second quarter of 2025, there is no certainty that this will be the case.

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties. The statements contained in this Current Report on Form 8-K that are not purely historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, and “forward-looking information” within the meaning of Canadian securities laws (collectively, “forward-looking statements”). When used in this Current Report on Form 8-K, the words “plan,” “target,” “anticipate,” “believe,” “estimate,” “intend” and “expect” and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the expected timeline for the Bunker Hill Mine restart project and the Company’s anticipated near-term capital requirements and potential sources of capital. All forward-looking statements in this Current Report on Form 8-K are based upon information available to the Company as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to update any such forward-looking statements. Forward-looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company’s actual results could differ materially from those discussed in this Current Report on Form 8-K. Forward-looking statements are subject to risks and uncertainties, including delays in the Bunker Hill Mine restart project, the ability of the Company to obtain additional capital on favorable terms or at all, the possibility of higher than anticipated capital costs for the Bunker Hill Mine restart project, volatility in commodity prices, and declines in general economic conditions. Additional risks related to the Company may be found in the periodic and current reports filed with the Securities and Exchange Commission by the Company, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which are available on the Securities and Exchange Commission’s website at www.sec.gov and with the Canadian securities regulatory authorities under the Company’s profile at www.sedarplus.ca.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	News Release, dated as of December 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUNKER HILL MINING CORP.

Dated: December 18, 2024	By:	/s/ Sam Ash
	Name:	Sam Ash
	Title:	President and CEO

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